Exhibit 23(a)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of

    ALLTEL Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 21, 2002, included (or incorporated by reference) in ALLTEL Corporation's Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Little Rock, Arkansas

March 28, 2002